Exhibit 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-20287)
of Hometown Bancorporation, Inc. of our report dated August 25, 1995 appearing on page 41 of Amendment No. 1 to the Annual Report on Form 10-K of Hometown Bancorporation, Inc. for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 47 of Amendment No. 1 to the Annual Report on Form 10-K of Hometown Bancorporation, Inc. for the year ended December 31, 1994.

PRICE WATERHOUSE LLP

New York, New York
November 21, 1995